EXHIBIT 10.31

JOINDER AGREEMENT

This JOINDER AGREEMENT (the "Agreement") dated as of May 17, 2005, is executed by and among HURON CONSULTING GROUP INC., a Delaware corporation (sometimes referred to herein as "Parent Borrower"), and HURON CONSULTING SERVICES LLC, a Delaware limited liability company f/k/a Huron Consulting Group LLC, each of whose address is 550 W. Van Buren Street, Chicago, Illinois 60607 (each of the foregoing two corporations are jointly, severally and collectively referred to in this Agreement as the "Borrower"), Speltz & Weis LLC, a Delaware limited liability company whose address is 550 W. Van Buren Street, Chicago, Illinois 60607 (hereinafter "Subsidiary"), and LASALLE BANK NATIONAL ASSOCIATION, a national banking association (the "Bank"), whose address is 135 South LaSalle Street, Chicago, Illinois 60603.

RECITALS:

A. Original Borrower and Bank entered into that certain Amended and Restated Loan and Security Agreement (the "Loan Agreement") dated February 10, 2005, pursuant to which the Bank agreed to provide to Borrower a one (1) year secured revolving line of credit loan in the principal amount not to exceed at any time the sum of Twenty-Five Million and No/100 Dollars ($25,000,000.00). Terms used in this Agreement and not otherwise defined shall have the meanings given to them in the Loan Agreement.

B. Parent Borrower has acquired Subsidiary and pursuant to Section 8.3(i) of the Loan Agreement, Subsidiary is required to enter into a joinder agreement pursuant to which Subsidiary becomes a party to the Loan Agreement, as a joint and several borrower under the Loan Agreement and pledges its assets to secure the Obligations, providing Bank with a senior security interest in such assets.

NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Recitals. The Recitals set forth above attached hereto are true and correct and are incorporated into this Amendment by this reference as if they were fully set forth herein.

2. Loan Agreement, Revolving Note, and Pledge of Assets. The parties hereby acknowledge and agree that Subsidiary: (a) is hereby added as a party to the Loan Agreement and the Revolving Note executed pursuant to the Loan Agreement, (b) is hereby deemed to be a Borrower under such Loan Agreement, Revolving Note and the other Loan Documents, and all references to the "Borrower" therein shall include Subsidiary; and (c) Subsidiary hereby agrees to be bound by, and hereby confirms, the terms and conditions of the Loan Agreement, the Revolving Note and the other Loan Documents, including but not limited to the granting to Bank of a senior security interest in the Subsidiary's assets, and the Revolving Note delivered pursuant to the Loan Agreement. As security for the payment of the Obligations, Subsidiary confirms that it does hereby pledge, assign, transfer and deliver to the Bank and does hereby grant to the Bank a continuing and unconditional security interest in and to any and all property of such Subsidiary, of any kind or description, tangible or intangible, whether now existing or hereafter arising or acquired, including, but not limited to, the property specifically defined as "Collateral" under Sections 6.1(a) and (b) of the Loan Agreement, and agrees that all of such property of Subsidiary shall be included within the definition of "Collateral" under the Loan Agreement, and hereby irrevocably authorizes Bank to execute and file any and all financing statements and other documents deemed necessary or desirable by Bank to perfect such security interest. Subsidiary hereby agrees to execute and deliver to Bank a Fourth Amended and Restated Secured Revolving Line of Credit Note, in form and substance satisfactory to Bank, evidencing such joinder.

3. Notices. Subsidiary hereby agrees that addresses for any and all notices given to it in connection with this Agreement and Loan Agreement shall be all notices shall be given to it at the address of the Borrower set forth in Notices provision of the Loan Agreement and in the manner set forth in this Agreement.

4. Reaffirmation of Obligations. Borrower (i) reaffirms all of its obligations under the Loan Documents to which it is a party, (ii) acknowledges that it has no claims, offsets, or defenses with respect to the payment of sums due under the Loan Agreement or any other Loan Document, (iii) acknowledges and consents to the modifications required pursuant to this Agreement, and (iv) acknowledges that, except as otherwise provided herein, each of the other Loan Documents is hereby ratified and confirmed and remains in full force and effect.

5. Reaffirmation of Warranties and Representations. Borrower hereby represents and warrants to Bank that after giving effect to this Agreement (a) all representations and warranties contained in the Loan Documents are true and correct as of the date hereof as if made on the date hereof except to the extent such representation or warranty expressly relates to an earlier date, (b) as of the date hereof Borrower is in full compliance with the covenants contained in each of the Loan Documents, except for any covenant violation heretofore expressly waived by the Bank in writing, and (c) as of the date hereof there exists no Event of Default or any condition that, with the giving of notice or lapse of time or both, would constitute an Event of Default under any of the Loan Documents, except for any defaults heretofore expressly waived by the Bank in writing.

6. Miscellaneous.

(a) Governing Law. The performance and interpretation of this Agreement shall be governed by the laws of the State of Illinois (without regard to its conflict of laws provisions).

(b) Entire Agreement. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. This Agreement is deemed to have been drafted jointly by all parties hereto, and any uncertainty or ambiguity shall not be construed for or against either party as an attribution of drafting to either party.

(c) Counterparts. This Agreement may be executed in any one or more counterparts, each of which shall constitute an original, and all of which, when taken together, shall constitute but one and the same instrument. Facsimile signature pages of this Agreement shall be valid and binding as original signatures and shall be considered an agreement of the respective parties to fully execute and deliver originally signed copies of this Agreement.

(d) Severability. If any provision of this Agreement be deemed to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not be deemed to affect or impair the validity of enforceability of any other provision of this Agreement, and each and every section, paragraph and provision of this Agreement is hereby declared to be separable from each and every other section, paragraph and provision hereof, and to constitute separate and distinct covenants.

(e) Binding Effect. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns, provided that neither Borrower nor Subsidiary shall assign any of their respective rights or obligations hereunder without the written consent of Bank.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST: By: /s/ Lisa P. Robison Name: Lisa P. Robison Title: Director of Finance	ORIGINAL BORROWER: HURON CONSULTING GROUP INC., a Delaware corporation By: /s/ James K. Rojas Name: James K. Rojas Title: VP of Corporate Development
ATTEST: By: /s/ Lisa P. Robison Name: Lisa P. Robison Title: Director of Finance	HURON CONSULTING SERVICES LLC, a Delaware limited liability company By: /s/ James K. Rojas Name: James K. Rojas Its: VP of Corporate Development
ATTEST: By: /s/ Lisa P. Robison Name: Lisa P. Robison Title: Director of Finance	SUBSIDIARY: SPELTZ & WEIS LLC By: Huron Consulting Group Inc., its manager By: /s/ James K. Rojas Name: James K. Rojas Its: VP of Corporate Development

Agreed and accepted:

LASALLE BANK NATIONAL ASSOCIATION
a national banking association

By: /s/ David Bacon
Name: David Bacon
Title: VP